Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No : M90367663E

Tel: (65) 6227 5428 10

Anson Road #20-16 International Plaza Singapore 079903

Website : www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 5, 2025, relating to the combined balance sheets of the WhiteFiber Business of Bit Digital as of December 31, 2024 and 2023, the related combined statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2024 and for the period from October 19, 2023 to December 31, 2023, and the related notes to the combined financial statements and schedules. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Audit Alliance LLP

Singapore

July 11, 2025

Registered Office: 10 Anson Road #20-16 International Plaza Singapore 079903